Exhibit 4.1

NUMBER U-

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP [   ]

ARMADA ACQUISITION CORP. III

UNITS CONSISTING OF ONE CLASS A ORDINARY SHARE AND ONE-HALF OF ONE

REDEEMABLE WARRANT, EACH WHOLE WARRANT ENTITLING THE HOLDER TO PURCHASE

ONE CLASS A ORDINARY SHARE

THIS CERTIFIES THAT is the owner of Units.

Each Unit (“Unit”) consists of one (1) Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), of Armada Acquisition Corp. III, a Cayman Islands exempted company (the “Company”), and one-half of one (1/2) redeemable warrant (“Warrant”). Each whole Warrant entitles the holder to purchase one Ordinary Shares for $11.50 per share (subject to adjustment). The Warrants will become exercisable on the later of (a) the date which the Company completes a merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or similar business combination involving the Company and one or more businesses (a “Business Combination”) and (b) 12 months after the closing of this offering. The warrants will expire at 5:00 p.m., New York City time, on the fifth anniversary of the Company’s completion of an initial Business Combination, or earlier upon redemption or liquidation.

The Ordinary Shares and Warrants comprising the Units represented by this certificate will begin separate trading on       , 2025 unless Cohen & Company Capital Markets, a division of Cohen & Company Securities, LLC and Northland Securities, Inc. elect to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of its initial public offering and issuing a press release announcing when separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of       , 2025 (the “Warrant Agreement”), between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 1 State Street, 30th Floor, New York, New York 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company. Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

By:
President	Secretary

Armada Acquisition Corp. III

The Company will furnish without charge to each unitholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT	–		Custodian

TEN ENT	–	as tenants by the entireties			(Cust)		(Minor)
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common			under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

For value received,       hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

      represented by the within Certificate, and do hereby irrevocably constitute and appoint to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated
Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15, OR ANY SUCCESSOR RULE).

As more fully described in, and subject to the terms and conditions described in the Company’s final prospectus for its initial public offering dated [•] (the “Prospectus”) and the Memorandum and Articles (defined below) the holder(s) of this certificate shall be entitled to receive a pro-rata portion of the funds from the trust account established in connection with the Company’s initial public offering (the “Trust Account”) with respect to the Ordinary Shares underlying this certificate only in the event that (i) the Company redeems the Class A Ordinary Shares and liquidates because it does not consummate an initial business combination within the period of time set forth in the Company’s amended and restated memorandum and articles of association, as the same may be amended from time to time (the “Memorandum and Articles”) (such date being referred to herein as the “Last Date”), or (ii) the holder(s) properly redeems for cash his, her or its respective Ordinary Shares sold in the Company’s initial public offering in connection (x) with a shareholder vote to amend the Memorandum and Articles (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with an initial business combination or to redeem 100% of the Ordinary Shares sold in its initial public offering, if it does not consummate an initial business combination by the Last Date or (B) with respect to any other material provision relating to the rights of holder of Ordinary Sharea or pre-initial business combination activity, upon the effectiveness of any such amendment, or (y) with a general meeting called to approve the initial Business Combination, or (z) without a shareholder vote by means of a tender offer (or proxy solicitation, solely in the event the Company seeks shareholder approval of the proposed initial business combination. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the Trust Account.

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